 EXHIBIT 24.1

PROTO LABS, INC.

POWER OF ATTORNEY OF DIRECTOR AND/OR OFFICER

Each of the undersigned directors and/or officers of Proto Labs, Inc., a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Victoria M. Holt and John R. Judd, and each of them, either of whom may act without the joinder of the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his or her behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements on Form S-8 and all amendments, including post-effective amendments, thereto, to be filed by the Company with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock of the Company to be issued pursuant to the Company’s 2012 Long-Term Incentive Plan, the Company’s Employee Stock Purchase Plan, the Company’s 2000 Stock Option Plan and a Stock Subscription Warrant issued to John Tumelty, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers of Proto Labs, Inc. has hereunto set his or her hand this 3rd day of March, 2014.

/s/ Victoria M. Holt	President, Chief Executive Officer and Director
Victoria M. Holt

/s/ John R. Judd	Chief Financial Officer
John R. Judd

/s/ Matthew C. Blodgett	Director
Matthew C. Blodgett

/s/ Bradley A. Cleveland	Director
Bradley A. Cleveland

/s/ Rainer Gawlick	Director
Rainer Gawlick

/s/ John B. Goodman	Director
John B. Goodman

/s/ Douglas W. Kohrs	Director
Douglas W. Kohrs

/s/ Lawrence Lukis	Chairman
Lawrence Lukis

/s/ Margaret A. Loftus	Director
Margaret A. Loftus

/s/ Brian K. Smith	Director
Brian K. Smith

/s/ Sven A. Wehrwein	Director
Sven A. Wehrwein